Exhibit 3.3

ROSS MILLER
Secretary of State
254 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684 5708
Website: www.secretaryofstate.biz


CERTIFICATE OF CHANGE PURSUANT
      TO NRS 78.209




                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     NORSTRA ENERGY INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     75,000,000 shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     150,000,000 shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     The  corporation  shall issue two (2) shares of common  stock for every one
     (1) share of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares shall be issued. Fractional shares shall be rounded up.

7.   Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

8.   Officer Signature:

     X /s/ Dallas Kerkenezov                                   President
     ---------------------------------                         ---------
     Signature                                                   Title
     Dallas Kerkenezov
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                                CONSENT TO ACTION

                          BY THE BOARD OF DIRECTORS OF

                               NORSTRA ENERGY INC.

                               (the "Corporation")

The undersigned, being all of the directors of the Corporation, a Nevada company, by consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Corporation effective March 26, 2012.

FORWARD STOCK SPLIT

WHEREAS:

A. The board of directors deem it to be in the best interest of the Corporation to effect a forward stock split (the "Forward Stock Split") of the Corporation's authorized and issued and outstanding shares of common stock on a one (1) old for two (2) new basis, such that its authorized capital shall increase from 75,000,000 shares of common stock to 150,000,000 shares of common stock and, correspondingly, its issued and outstanding shares of common stock shall increase from 75,000,000 shares of common stock to 150,000,000 shares of common stock, all with a par value of $0,001; no fractional shares will be issued in connection with the Forward Stock Split, in the case of a fractional share, the fractional share will be rounded up.

BE IT RESOLVED THAT:

1.   the Forward Stock Split is hereby approved, ratified and confirmed;

2. the effective date of the Forward Stock Split shall be set to facilitate the filings with the Secretary of State of Nevada;

3. the Forward Stock Split will result in a mandatory exchange/surrender of shares. No certificate will be issued except on the surrender of the old certificate. No fractional share shall be issued in connection with the Forward Stock Split and any fractional share shall be rounded up to the next nearest whole number;

4. any one director or officer be and they are hereby authorized, for and on behalf of the Coiporation, to file with the Secretary of the State of Nevada, a certificate of change (the "Certificate of Change") pursuant to section 78.209 of the Nevada Revised Statutes with respect to the Forward Stock Split;

5. any one director or officer be and they are hereby authorized and directed, for and in the name of the Corporation, to do all such acts and things as the director or officer may determine to be necessary or advisable in connection with the foregoing resolutions, including the execution of any document (whether under the seal of the Corporation or otherwise) or the doing of any such other act or thing being conclusive evidence of such determination; and

6. these resolutions may be signed by the directors in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.


/s/ Dallas Kerkenezov                         /s/ Sasha Y.M. Heredia
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DALLAS KERKENEZOV                             SASHA Y.M. HEREDIA